Exhibit 99.2

PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following preliminary unaudited pro forma combined financial information gives effect to the following transactions by Ambac Financial Group, Inc (“Ambac”), collectively the “Transactions”:
•Ambac’s disposition of 100% of the common stock of Ambac Assurance Corporation (“AAC”) under the terms of a Stock Purchase Agreement dated June 4, 2024, with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P., pursuant to which, subject to the conditions set forth therein, Ambac will sell all the issued and outstanding shares of common stock, par value $2.50 per share, of AAC to Buyer for aggregate consideration of $420 million in cash (the “AAC Transaction”). At the closing of the AAC Transaction, Ambac will issue to Buyer or its designee a warrant (the “Warrant”) exercisable for a number of shares of common stock, par value $0.01, of Ambac representing 9.9% of the fully diluted shares of Ambac’s common stock as of March 31, 2024, pro forma for the issuance of the Warrant (the “Warrant Shares”). The Warrant will have an exercise price per share of $18.50 with a six and a half-year term from the date of issuance and will be immediately exercisable.
•Ambac’s acquisition of 60% of Beat Capital Partners Limited and subsidiaries (“Beat”), effective July 31, 2024, for total consideration as of the closing date, of approximately $278 million, of which approximately $249 million was paid in cash and the remainder of which was satisfied through the issuance of 2,216,023 shares of common stock, par value $0.01 per share, of Ambac (“Ambac Common Stock”) to certain Sellers (the “Beat Transaction”).
The Transactions have been accounted for in the preliminary unaudited pro forma combined statement of operations (the “pro forma statement of operations”) for the six months ended June 30, 2024, and the year ended December 31, 2023, as if they had been completed on January 1, 2023. The preliminary unaudited pro forma combined balance sheet as of June 30, 2024, gives effect to the Transactions as if they occurred on June 30, 2024.
The following preliminary unaudited pro forma combined financial statements and related notes as of and for the six months ended June 30, 2024, and for the year ended December 31, 2023, have been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Ambac and accompanying notes included in Ambac’s Annual Report on Form 10-K for the year ended December 31, 2023, (ii) the historical unaudited consolidated financial statements of Ambac and related notes included in Ambac’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024, (iii) the historical audited combined financial statements of Beat and related notes for the year ended December 31, 2023, and (iv) the historical unaudited combined financial statements of Beat for the six months ended June 30, 2024.
In accordance with Article 11 of Regulation S-X, the preliminary unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Transactions occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the preliminary unaudited pro forma combined financial statements have been made. The preliminary unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transactions. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the Transactions, the substantial majority of which consist of fees paid to investment bankers, legal counsel and other professional advisors. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Transactions. Accordingly, the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, reflects the effects of these non-recurring charges, which are not included in the historical statements of operations of Ambac, AAC or Beat for the year ended December 31, 2023.
In connection with the Beat Transaction, the preliminary unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United State of America (“US GAAP”), in accordance with Accounting Standards Codifications (ASC) 805, Business

Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired, liabilities assumed and noncontrolling interests based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Ambac has made a preliminary allocation of the purchase price as of the assumed acquisition date of June 30, 2024, using information currently available. We estimated the fair value of Beat’s assets, liabilities and noncontrolling interests based on reviews of Beat’s historical audited financial statements, discussions with Beat management and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the preliminary unaudited pro forma combined financial statements. The final determination of the fair value of Beat’s assets, liabilities and noncontrolling interests will be based on the actual net tangible and intangible assets, liabilities and noncontrolling interests of Beat that existed as of the closing date of the acquisition (July 31, 2024). As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the preliminary unaudited pro forma combined financial statements.
The preliminary unaudited pro forma combined financial statements contain certain reclassification adjustments to conform the historical Beat financial statement presentation to our financial statement presentation. For purposes of the preliminary unaudited pro forma combined financial statements presented below; it is assumed that we will fund the cash consideration with cash on hand and proceeds from the AAC Transaction.
In connection with Ambac’s disposition of 100% of AAC’s common stock, the preliminary unaudited pro forma combined financial statements have been prepared using the guidance in ASC 810, Consolidations. Under ASC 810, a parent shall deconsolidate a subsidiary as of the date the parent ceases to have a controlling financial interest in the subsidiary by recognizing a gain or loss in net income measured as the difference between the fair value of any consideration received and the carrying amount of the subsidiary’s assets and liabilities at the date of sale. Components of the gain/loss calculation are described in further detail in Note 1 to the preliminary unaudited pro forma combined financial statements. AAC has historically been managed and operated in the normal course with other Ambac businesses and has been identified as the Legacy Financial Guarantee Segment in Ambac’s SEC filings. Therefore, the accompanying adjustments to the combined financial statements have been derived from the accounting records of Ambac and are in accordance with US GAAP.
The indebtedness incurred to finance the Beat Transaction is included in the preliminary unaudited pro forma combined financial statements reflecting terms and rates Ambac has agreed to with the funding bank.

Ambac Financial Group, Inc. and Subsidiaries
Preliminary Unaudited Pro Forma Combined Balance Sheet
June 30, 2024
(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business As Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Acquisition Accounting Adjustments relating to Beat	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Assets
Investments:
Fixed maturity securities - available for sale, at fair value	$1,703	$—	$(1,567)	$—	$—		$136
Fixed maturity securities - pledged as collateral, at fair value	25	—	(25)	—	—		—
Fixed maturity securities - trading, at fair value	31	—	(31)	—	—		—
Short-term investments, at fair value	314	—	(105)	—	—		209
Other investments	558	—	(526)	—	—		32
Total investments	2,632	—	(2,254)	—	—		377
Cash and cash equivalents	35	40	410	(249)	(27)	4B	209
Premium receivables	317	—	(232)	—	—		85
Reinsurance recoverable on paid and unpaid losses	277	—	(26)	—	—		251
Deferred ceded premium	232	—	(85)	—	—		147
Deferred acquisition costs	12	—	—	—	—		12
Subrogation recoverable	128	—	(128)	—	—		—
Intangible assets, less accumulated amortization	285	—	(226)	275	—		334
Goodwill	70	—	—	274	—		344
Other assets	163	59	(105)	—	16	4C	133
Variable interest entity - Fixed maturity securities, at fair value	2,101	—	(2,101)	—	—		—
Variable interest entity - Restricted cash	62	—	(62)	—	—		—
Variable interest entity - Loans, at fair value	1,567	—	(1,567)	—	—		—
Variable interest entity - Derivative and other assets	303	—	(303)	—	—		—
Total assets	$8,184	$99	$(6,679)	$301	$(11)		$1,894
Liabilities and Stockholders’ Equity
Liabilities:
Unearned premiums	$445	$—	$(247)	$—	$—		$198
Losses and loss adjustment expense reserves	890	—	(604)	—	—		286
Ceded premiums payable	140	—	(58)	—	—		82
Deferred program fees and reinsurance commissions	7	—	—	—	—		7
Long-term debt	515	—	(515)	—	—		—
Accrued interest payable	500	—	(500)	—	—		—
Other liabilities	203	63	(137)	—	20	4C	149
Variable interest entity - Long-term debt	2,853	—	(2,853)	—	—		—
Variable interest entity - Derivative liabilities	1,136	—	(1,136)	—	—		—
Variable interest entity - Other liabilities	59	—	(59)	—	—		—
Total liabilities	6,748	63	(6,109)	—	20		721

	Historical Ambac Consolidated	Historical Beat Business As Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Acquisition Accounting Adjustments relating to Beat	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Redeemable noncontrolling interest	17	—	—	186	—		203
Stockholders’ equity:
Preferred stock	—	—	—	—	—		—
Common stock	—	—	—	—	—		—
Additional paid-in capital	295	—	16	29			340
Accumulated other comprehensive income (loss)	(175)	—	168	—	—		(7)
Retained earnings	1,265	—	(703)	—	(30)	4B/4C	532
Parent company net investment	—	34	—	(34)	—		—
Treasury stock, shares at cost	(17)	—	—	—	—		(17)
Total Ambac Financial Group, Inc. stockholders’ equity	1,368	34	(519)	(5)	(30)		848
Nonredeemable noncontrolling interest	51	2	(51)	119	—		121
Total stockholders’ equity	1,419	36	(570)	115	(30)		969
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,184	$99	$(6,679)	$301	$(11)		$1,894

Ambac Financial Group, Inc. and Subsidiaries
Preliminary Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2023
(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business As Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Revenues
Net premiums earned	$78	$—	$(26)	$—		$52
Commission income	51	50	—	—		101
Program fees	8	—	—	—		8
Net investment income	140	1	(127)	6	4A	21
Net investment gains (losses), including impairments	(22)	—	23	—		1
Net gains (losses) on derivative contracts	(1)	—	1	—		—
Other income	11	8	(11)	—		8
Income (loss) on variable interest entities	3	—	(3)	—		—
Total revenues	269	59	(144)	6		190
Expenses
Losses and loss adjustment expenses (benefit)	(33)	—	69	—		36
Amortization of deferred acquisition costs, net	11	—	—	—		11
Commission expense	29	—	—	—		29
General and administrative expenses	156	43	(108)	28	4B/4C	119
Intangible amortization	29	—	(25)	28	4D	32
Interest expense	64	—	(64)	3	4B	3
Loss on Disposal	—	—	663	21	4B/4C	684
Total expenses	257	43	536	80		915
Pre-tax income (loss)	12	16	(680)	(73)		(724)
Provision (benefit) for income taxes	7	5	(8)	—		4
Net income (loss)	5	11	(672)	(73)		(728)
Less: net (gain) loss attributable to noncontrolling interest	(1)	(5)	—	—		(6)
Net income (loss) attributable to common stockholders	$4	$6	$(672)	$(73)		$(734)

Weighted average number of common shares outstanding:
Basic	45,636,649	2,216,023				47,852,672
Diluted	46,540,706	2,216,023				47,852,672
Net income (loss) per share attributable to common stockholders:
Basic	$0.18					$(15.24)
Diluted	$0.18					$(15.24)

Ambac Financial Group, Inc. and Subsidiaries
Preliminary Unaudited Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2024
(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business As Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Revenues
Net premiums earned	$66	$—	$(13)	$—		$53
Commission income	31	29	—	—		60
Program fees	6	—	—	—		6
Net investment income	78	1	(70)	3	4A	11
Net investment gains (losses), including impairments	4	—	—	—		4
Net gains (losses) on derivative contracts	2	—	(2)	—		—
Other income	18	5	(19)	—		4
Income (loss) on variable interest entities	2	—	(2)	—		—
Total revenues	207	34	(107)	3		138
Expenses
Losses and loss adjustment expenses (benefit)	16	—	26	—		42
Amortization of deferred acquisition costs, net	10	—	—	—		10
Commission expense	18	—	—	—		18
General and administrative expenses	83	23	(44)	(16)	4B/4C	45
Intangible amortization	21	—	(18)	14	4D	16
Interest expense	32	—	(32)	—		—
Total expenses	180	23	(69)	(3)		132
Pre-tax income (loss)	27	11	(38)	6		6
Provision (benefit) for income taxes	7	4	(7)			4
Net income (loss)	20	7	(31)	6		2
Less: net (gain) loss attributable to noncontrolling interest	(1)	(2)	—	—		(3)
Net income (loss) attributable to common stockholders	$19	$6	$(31)	$6		$—

Weighted average number of common shares outstanding:
Basic	46,019,145	2,216,023				48,235,168
Diluted	46,568,862	2,216,023				48,235,168

Net income (loss) per share attributable to common stockholders:
Basic	$0.42					$0.00
Diluted	$0.41					$0.00

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)

1.    BASIS OF PRESENTATION
The preliminary unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Ambac Financial Group, Inc (“Ambac”), Ambac Assurance Corporation (“AAC”) and Beat Capital Partners Limited (“Beat”) in accordance with generally accepted accounting principles in the United State of America (“US GAAP”) and are presented in U.S. dollars. As discussed in Note 5, certain of Beat’s historical amounts have been reclassified to conform to Ambac’s financial statement presentation, and pro forma adjustments have been made to reflect the Transactions and additional accounting adjustments.
The AAC Transaction (as defined below) is being accounted for as a deconsolidation of a subsidiary under ASC 810 Consolidations, which requires an entity to derecognize assets as of the date the parent ceases to have a controlling financial interest in that subsidiary. At the date of deconsolidation, the entity shall recognize a gain or loss in net income attributable to the parent, measured as the difference between (a) the aggregate of the (i) fair value of any consideration received; (ii) fair value of any retained noncontrolling investment in the former subsidiary at the date the subsidiary is deconsolidated; and (iii) carrying amount of any noncontrolling interest in the former subsidiary (including any accumulated other comprehensive income attributable to the noncontrolling interest) at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities.
The Beat Transaction (as defined below) is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, Business Combinations which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
Ambac has not completed the detailed valuation studies necessary to determine the fair value of Beat’s assets acquired, the liabilities assumed, interests of noncontrolling shareholders and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the preliminary unaudited pro forma combined financial statements is based upon management’s preliminary estimates of the fair value of the assets acquired and liabilities assumed. We estimated the fair value of Beat’s assets and liabilities based on reviews of Beat’s historical audited financial statements, discussions with Beat management and other due diligence procedures. The final determination of the fair value of Beat’s assets and liabilities will be based on the actual net tangible and intangible assets, liabilities and noncontrolling interests of Beat that existed as of the closing date of the acquisition. As a result, the pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the preliminary unaudited pro forma combined financial statements.
The AAC Transaction and Beat Transaction (the “Transactions”) and the related transaction accounting adjustments are described in the accompanying notes to the preliminary unaudited pro forma combined financial statements. In accordance with Article 11 of Regulation S-X, the preliminary unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Transactions occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the preliminary unaudited pro forma combined financial statements have been made. The preliminary unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transactions. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the Transactions, the substantial majority of which consist of fees paid to investment bankers, legal counsel and other professional advisors. Any such charge could affect the future results of Ambac in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Transactions. Accordingly, the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, reflects the effects of these non-recurring charges, which were not included in the historical statements of operations of Ambac, AAC and Beat for the year ended December 31, 2023.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)
All amounts presented within these notes to the preliminary unaudited pro forma combined financial statements are in millions, except per share data and as otherwise expressly stated herein.
2    PRELIMINARY DECONSOLIDATION ACCOUNTING FOR AAC
On June 4, 2024, Ambac entered into a stock purchase agreement with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P., pursuant to which and subject to the conditions set forth therein, Ambac will sell all of the issued and outstanding shares of common stock of AAC, a wholly-owned subsidiary of Ambac, to Buyer for aggregate consideration of $420 in cash (the “AAC Transaction”). Buyer will acquire complete common equity ownership of AAC and its wholly-owned subsidiary, Ambac Assurance UK Limited. In connection with and pursuant to the stock purchase agreement, Ambac has agreed to issue to Buyer a warrant exercisable for a number of shares of common stock, par value $0.01, of Ambac representing 9.9% of the fully diluted shares of Ambac’s common stock as of March 31, 2024, pro forma for the issuance of the Warrant. The Warrant will have an exercise price per share of $18.50 with a six and a half-year term from the date of issuance and will be immediately exercisable. Payment of the exercise price may be settled, at Ambac’s option, by way of a cash exercise or by net share settlement.
The AAC Transaction is subject to approval by Ambac shareholders and the Office of the Commissioner of Insurance of Wisconsin. There can be no assurance the AAC Transaction will close as expected or at all.
A loss on the AAC Transaction recorded in the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, is as follows:

Fair value of consideration received (cash less estimated fair value of warrants issued)	$404
Carrying value of noncontrolling interests	51
$455
Less: Carrying amount of AAC’s net assets (1)	880
Less: Transaction expenses	17
(442)
Reclassifications of Accumulated Other Comprehensive Income to earnings	(242)
Total gain (loss) on disposal	$(684)

(1)    Adjusted by the impact of AAC operating leases that are being assumed by Ambac in connection with the AAC Transaction; refer to Note 4.C. for further details.
The impact of the sale of AAC on Total stockholders’ equity on the preliminary unaudited proforma combined balance sheet is $555.
The gain (loss) on the AAC Transaction is based upon financial information as included in the preliminary unaudited pro forma combined financial statements and changes to the financial position of AAC through to the closing date of the sale will impact these amounts. There can be no assurance that such changes will not be material.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)
3.    PRELIMINARY PURCHASE PRICE ALLOCATION FOR BEAT ACQUISITION
Effective July 31, 2024, the Company completed a transaction pursuant to a share purchase agreement (the “Beat Purchase Agreement”), by and among the Company, Cirrata V LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Ambac (the “Purchaser”), certain sellers set forth therein (the “Sellers”) and Beat, pursuant to which, and upon the terms and subject to the conditions set forth therein effective July 31, 2024, the Purchaser purchased from the Sellers approximately 60% of the entire issued share capital of Beat, for total consideration of approximately $278, of which approximately $249 was paid in cash and the remainder of which was satisfied through the issuance of Ambac Common Stock to certain Sellers (the “Beat Transaction”). Beat’s management team and Bain Capital Credit LP (“Bain” and, together with certain members of Beat’s management team, the “Rollover Shareholders”) each retained approximately 20% of Beat’s issued share capital immediately after closing. To reduce its exposure to appreciation of the British Pound Sterling (“GBP”) relative to the U.S. Dollar (“USD”), Ambac entered into a foreign exchange futures contract under which it agreed to purchase an amount of GBP sufficient to cover the cash portion of the purchase price of Beat along with estimated GBP denominated expenses at an exchange rate of 1.2662. We used this exchange rate to calculate the USD cash consideration in these preliminary unaudited pro forma combined financial statements, which may differ from the final financial statement presentation.
Ambac funded the cash portion of the consideration with a combination of available cash, $62 of funding from AAC and $150 of new indebtedness (the “Credit Facility”) maturing in 364 days funded by a global bank with an interest rate that approximates 10%. Funding received from AAC and the Credit Facility are required to be repaid upon closing of the sale of AAC. For purposes of this pro forma, both the acquisition of Beat and the sale of AAC are assumed to have occurred simultaneously and accordingly, such debt and related interest expenses are not included in the pro forma balance sheet or statement of operations, respectively. If the AAC sale does not occur within 364 days of funding of the Credit Facility or if the sale does not occur, Ambac will need to refinance such short-term debt with longer-term debt.
The preliminary purchase price allocation of Beat is subject to change due to several factors, including, but not limited to:
•Changes in the estimated fair value of identifiable intangible assets, primarily from distribution relationships. Distribution relationships are important because of the propensity of these parties to generate predictable, recurring future revenue for Beat. Such changes can result from our additional valuation analysis on relationship retention, changes in discount rates and other factors.
•Changes in the estimated fair value of noncontrolling interests held by Rollover Shareholders, which are subject to changes to ownership via put and call options, and the existing noncontrolling interests of Beat’s subsidiaries.
The table below represents a preliminary allocation of the estimated consideration to Beat’s identifiable and intangible assets to be acquired and liabilities to be assumed at June 30, 2024:

Total Consideration for Beat Acquisition	$278
Cash and Cash Equivalents	40
Intangible Assets	275
Other Assets	59
Total Assets	374
Total Liabilities	63
Noncontrolling interests	307
Net Assets acquired	4
Preliminary allocation to goodwill	$274

4.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
A.    The unaudited combined pro forma statement of operations assumes the AAC and Beat transactions were completed on January 1, 2023. Accordingly, this adjustment represents the investment income on such funds as if they were received / paid on January 1, 2023, at an effective yield of 5%.
B.    Represents estimated costs related to the Transactions that include investment bankers, legal counsel and other professional fees. These costs are estimated at $17 for the AAC Transaction (included in the Loss on Disposal on the

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)
preliminary unaudited pro forma combined statement of operations) and $28 for the Beat Transaction ($25 included in general and administrative expenses and $3 included in interest expense on the preliminary unaudited pro forma combined statement of operations) and will not affect the combined statement of operations beyond 12 months after the closing date. During 2024, Ambac incurred total costs relating to the Transactions of $18 and accordingly operating expenses on the unaudited combined pro forma statement of operations for the six months ended June 30, 2024, has been reduced to eliminate these expenses considering they have been expensed in the unaudited combined pro forma statement of operations for the year ended December 31, 2023. The net estimated cost of $27 is reflected as an adjustment to cash and retained earnings within stockholders’ equity on the preliminary unaudited pro forma combined balance sheet.
C.    In connection with the AAC Transaction and prior to closing, Ambac will be assuming two operating leases from AAC. This adjustment on the preliminary unaudited pro forma combined balance sheet represents the net of the Right of Use Asset ($16) and Lease Liability ($20) balances on June 30, 2024, with the net impact of $3 reflected in retained earnings within stockholders’ equity. The adjustment to the unaudited pro forma combined statement of operations for 2023 relates to (i) the net impact of the Right of Use Asset and Lease Liability of $3 (included in loss on disposal) and (ii) expenses related to these operating leases (included in general and administrative expenses). The adjustment to the unaudited pro forma combined statement of operations for 2024 relate to expenses for these operating leases.
D.    As noted above in Note 3 Preliminary Purchase Price Allocation, the fair value of Beat’s identifiable intangible assets are estimated to be $277. This adjustment represents the amortization of this asset with an estimated amortization period of 10 years.
5.    ADJUSTMENTS FROM UK GAAP TO US GAAP FOR BEAT ACQUISITION
The historical financial statements of Beat are prepared in accordance with UK GAAP and are adjusted to: (i) reconcile the financial statements to US GAAP, (ii) reflect reclassifications of Beat’s financial statements to conform to our financial statement presentation and (iii) translate the financial statements to U.S. dollars based on the historical exchange rates below.

GBP / USD
June 30, 2024 exchange rate	1.26390
Year ended December 31, 2023, average exchange rate	1.24364
Six months ended June 30, 2024 average exchange rate	1.26527

As a result of the significant impact of the Balance Sheet from the proposed sale of AAC, Ambac will consider a more expanded presentation of other assets and other liabilities in future fillings.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)
(a)    The amounts below represent results as of June 30, 2024:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)	Reclassifications	Historical Beat Business as Reclassified (in GBP)	Historical Beat Business as Reclassified (in USD)
ASSETS
Cash and Cash Equivalents	£32	£—	£—	£32	$40
Debtors	4	(1)	(4)	—	—
Prepayments and accrued income	33	7	(40)	—	—
Fixed Assets	3	—	(3)	—	—
Other Assets	—	—	46	47	59
Total Assets	£71	£7	£—	£78	$99
LIABILITIES AND CAPITAL
Other Creditors	£5	£—	£(5)	£—	$—
Deferred Income	40	—	(40)	—	—
Accruals	4	(2)	(2)	—	—
Taxation and Social Security	—	1	(2)	—	—
Other Liabilities	—	1	49	50	63
Total Liabilities	50	—	—	50	63
Shareholders Equity	20	7	—	27	34
Non-redeemable NCI	1	—	—	1	2
Total Capital	21	7	—	28	36
Total Liabilities, NCI & Capital	£71	£7	£—	£78	$99
(1)    Reflects adjustments to reconcile UK GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.
(b)    The amounts below represent results for the year ended December 31, 2023:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)	Reclassifications	Historical Beat Business as Reclassified (in GBP)	Historical Beat Business as Reclassified (in USD)
Revenues
Turnover	£47	£—	£(47)	£—	$—
Commission income	—	—	40	40	50
Net investment income	1	—	—	1	1
Exchange (losses) gains	(1)	—	1	—	—
Other comprehensive income	1	—	(1)	—	—
Other income	—	—	6	7	8
Total revenues	47	1	—	48	59
Expenses
General and administrative expenses	33	1	—	34	43
Interest expense	—	—	—	—	—
Total expenses	33	1	—	35	43
Pre-tax income (loss)	14	—	—	13	16
Provision (benefit) for income taxes	4	—	—	4	5
Net income (loss)	10	—	—	9	11
Less: net (gain) loss attributable to noncontrolling interest	(4)	—	—	(4)	(5)
Net income (loss) attributable to common stockholders	£5	£—	£—	£5	$6
(1)    Reflects adjustments to reconcile UK GAAP to US GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Millions, Except Share Amounts)
(c)    The amounts below represent results for the six months ended of June 30, 2024:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)		Reclassifications	Historical Beat (in GBP, in US GAAP) as Reclassified	Historical Beat Business as Reclassified (in USD)
Revenues
Turnover	£26	£2		£(28)	£—	$—
Commission income	—	—		23	23	29
Net investment income	1	—		—	1	1
Exchange (losses) gains	—	—		—	—	—
Other comprehensive income	—	—		—	—	—
Other income	—	(1)		4	4	5
Total revenues	26	1		—	27	34
Expenses
General and administrative expenses	21	(2)		—	19	23
Interest expense	—	—		—	—	—
Total expenses	21	(2)		—	19	23
Pre-tax income (loss)	6	3	(1)	—	9	11
Provision (benefit) for income taxes	2	1		—	3	4
Net income (loss)	4	2	(1)	—	6	7
Less: net (gain) loss attributable to noncontrolling interest	(1)	—		—	(1)	(2)
Net income (loss) attributable to common stockholders	£3	£2		£—	£4	$6
(1)    Reflects adjustments to reconcile UK GAAP to US GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.